EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of O-I Glass, Inc. (the “Company”) hereby certifies that to such officer’s knowledge:

(i)the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 28, 2026	/s/ Gordon J. Hardie
Gordon J. Hardie
President and Chief Executive Officer